UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2006
R. G. BARRY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13405 Yarmouth Road N.W., Pickerington, Ohio 43147

(Address of principal executive offices) (Zip Code)
(614) 864-6400

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99

Section 7 – Regulation FD
Item 7.01 Regulation FD Disclosure
On May 18, 2006, R. G. Barry Corporation (the “Company”) issued a news release regarding various matters, including the election of directors at the Company’s 2006 Annual Meeting of Shareholders (the “Annual Meeting”), a change in the Company’s fiscal year and the naming of Greg A. Tunney, the Company’s President and Chief Operating Officer, as the Chief Executive Officer of the Company. A copy of the news release is attached as Exhibit 99 hereto.
In addition, in response to a shareholder question at the Annual Meeting, Gordon Zacks, the Chairman of the Company, stated that it is his current plan to continue his long-term strategy for asset diversification and liquidity through periodic sales of shares of the Company.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(a) – (c) Not applicable.
(d) Exhibits

Exhibit No.	Description
99	News Release issued by R. G. Barry Corporation on May 18, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION
May 19, 2006	By:	/s/ Daniel D. Viren
Daniel D. Viren
Senior Vice President – Finance, Chief Financial Officer and Secretary